EXHIBIT 99

                              FloridaFirst Bancorp

                                  BALANCE SHEET
                                   (Unaudited)

                                                                           At December 31, 1998
ASSETS:

         Total Assets                                                           $         --
                                                                                 ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

         Liabilities                                                            $         --
                                                                                 -----------

         Stockholders' Equity:

                  Preferred Stock, no par value per share,
                  Authorized - 2,000,000 shares;
                  Issued and Outstanding - None                                           --

                  Common Stock, $.10 par value per share,
                  Authorized - 18,000,000 shares;
                  Issued and Outstanding - None                                           --

                  Additional Paid-in Capital                                    $         --
                                                                                 -----------

                  Total Stockholders' Equity                                    $         --
                                                                                 -----------

                  Total Liabilities and Stockholders' Equity                    $         --
                                                                                 ===========

                              FloridaFirst Bancorp

                               STATEMENT OF INCOME



                    For the period beginning October 1, 1998
                              to December 31, 1998
                                   (Unaudited)



Net Income                                    $    --
                                               ==========

                              FloridaFirst Bancorp

                             STATEMENT OF CASH FLOWS



                    For the period beginning October 1, 1998
                              to December 31, 1998
                                   (Unaudited)



Cash flows from operating, financing and investing activities  $         --
                                                                ===========

                  Net cash provided by operation,
                    financing and investing activities         $         --
                                                                ===========

Cash and cash equivalents at beginning of period               $         --
                                                                -----------

Cash and cash equivalents at end of period                     $         --
                                                                ===========

                              FloridaFirst Bancorp

                          NOTES TO FINANCIAL STATEMENTS

Note 1.   Incorporation and Organization
          ------------------------------

         FloridaFirst Bancorp ("Registrant") is currently in formation as a federally-chartered middle tier stock holding company, solely for the purpose of becoming a savings and loan holding company of First Federal Florida (the "Bank"). As of this date, the Registrant had not conducted any business.

Note 2.   Plan of Reorganization
          ----------------------

         On December 18, 1998, the Registrant filed a Registration Statement on Form S-1 ("Registration Statement") with the Securities and Exchange Commission ("SEC"). The Registration Statement was filed as part of a Plan of Mutual Holding Company Reorganization and Stock Issuance (the "Plan") and transactions incident to the Plan, pursuant to which (i) First Federal Florida will organize FloridaFirst Bancorp MHC ("MHC") initially as a temporary federal stock institution; (ii) MHC will then organize a stock corporation under federal law (i.e., FloridaFirst) as its 100% owned subsidiary; and (iii) MHC will also organize a temporary federal stock institution as its 100% owned subsidiary.

         The following transactions will then occur simultaneously: (i) First Federal Florida will exchange its mutual charter for a federal stock savings institution charter; (ii) MHC will cancel its outstanding stock and exchange its charter for a federal mutual savings and loan holding company charter; (iii) MHC's 100% owned temporary federal stock institution will merge with and into First Federal Florida, with First Federal Florida surviving; (iv) the initially issued stock of First Federal Florida, which will be constructively received by former members of First Federal Florida when First Federal Florida becomes a stock institution, will initially be issued to MHC in exchange for liquidation interests in MHC which will be held by First Federal Florida's members; (v) MHC will then contribute 100% of the stock of First Federal Florida to FloridaFirst Bancorp; and (vi) FloridaFirst Bancorp will sell 47% of its common stock to the public.

Note 3.   Subsequent Events
          -----------------

         The  Registrant's   Registration  Statement  was  deemed  effective  on
February 12, 1999. The subscription offering ended March 18, 1999.